Exhibit 5.1

March 1, 2019	Shook, Hardy & Bacon L.L.P.
2555 Grand Blvd.
Kansas City, Missouri 64108
t 816.474.6550
O’Reilly Automotive, Inc.	f 816.421.5547

233 South Patterson

Springfield, MO  65802

Re:                 O’Reilly Automotive, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have been retained as special Missouri counsel for O’Reilly Automotive, Inc., a Missouri corporation (“O’Reilly”), in connection with the preparation of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), by O’Reilly. The Registration Statement relates to the offering from time to time by O’Reilly of one or more series of debt securities of O’Reilly (the “Debt Securities”). The offering of the Debt Securities will be made as set forth in the prospectus contained in the Registration Statement (the “Base Prospectus”), as that Base Prospectus is supplemented by any related prospectus supplement or free writing prospectus with respect to the Debt Securities. The Debt Securities will be issued pursuant to an indenture, proposed to be entered into by and among O’Reilly and U.S. Bank National Association (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement (as may be further supplemented from time to time, the “Indenture”).

In connection with the filing of the Registration Statement, we have reviewed a copy of the form of the Indenture. We have reviewed the good standing certificate with respect to O’Reilly issued by the Secretary of State of Missouri dated February 21, 2019. We have also reviewed the organizational documents of O’Reilly. We have also examined copies of resolutions certified by the Secretary of O’Reilly and adopted by the board of directors of O’Reilly as of March 1, 2019.

CHICAGO | DENVER | HOUSTON | KANSAS CITY | LONDON | MIAMI | ORANGE COUNTY | PHILADELPHIA | SAN FRANCISCO | SEATTLE | TAMPA | WASHINGTON, D.C

March 1, 2019

We have assumed for purposes of this opinion that: (i) all certifications of public officials and officers of O’Reilly concerning factual matters are accurate and complete; (ii) all signatures are genuine, the documents submitted to us as originals are authentic and the documents submitted to us as copies conform to the originals; and (iii) the Indenture will be duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us, and that any Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee.

As to facts material to this opinion, we have, with your permission, relied upon certificates and oral and written statements of officers of O’Reilly. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact. We are not generally familiar with the business or operations of O’Reilly and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of O’Reilly or the rendering of the opinions set forth below.

As used herein, “Transaction Agreements” means the Indenture and the supplemental indentures, including the officer’s certificates thereto.

Based on the foregoing and in reliance thereon and on the assumptions, and subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:

1.                                      Based solely on the good standing certificate issued by the Missouri Secretary of State and dated February 21, 2019, the Company is duly incorporated and is validly existing and in good standing under The General Business Corporation Law of Missouri;

2.                                      The Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which the Company will be a party.

3.                                      Each of the Transaction Agreements to which the Company will be a party has been duly authorized by all requisite corporate action on the part of the Company.

Our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations set forth in this letter, including the following:

A.                                    We are expressing no opinion with respect to any document other than the Transaction Agreements and are expressing no opinion as to the validity or enforceability of any document.

CHICAGO | DENVER | HOUSTON | KANSAS CITY | LONDON | MIAMI | ORANGE COUNTY | PHILADELPHIA | SAN FRANCISCO | SEATTLE | TAMPA | WASHINGTON, D.C

March 1, 2019

B.                                    We express no opinion with respect to the accuracy, completeness or sufficiency of any information contained in any filings with the Commission or any state securities regulatory agency, including the Registration Statement.

C.                                    This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. In addition to the assumptions previously stated, this opinion is based solely on the state of the law as of the date of this opinion and factual matters in existence as of such date, and we specifically disclaim any obligation to monitor or update any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein. We are qualified to practice law in the State of Missouri, and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by the laws of any jurisdiction other the laws of the State of Missouri.

This opinion is furnished to you for your benefit in connection with the filing of the Registration Statement.

We also hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement solely with respect to the laws of the State of Missouri as they apply to O’Reilly. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. No expansion of our opinions may be made by implication or otherwise. We express no opinion other than the opinions set forth herein.

Very truly yours,

/s/ Shook, Hardy & Bacon L.L.P.

CHICAGO | DENVER | HOUSTON | KANSAS CITY | LONDON | MIAMI | ORANGE COUNTY | PHILADELPHIA | SAN FRANCISCO | SEATTLE | TAMPA | WASHINGTON, D.C